EXHIBIT (a)(4)

                             AMENDED AND RESTATED
                     TRUST AGREEMENT OF SANDISK PEPS TRUST
                            (f/k/a XYZ PEPS TRUST)

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 17, 1999 between Morgan Stanley & Co. Incorporated, as depositor (the "Depositor"), and Donald J. Puglisi, as trustee (the "Trustee").

         WHEREAS, the Depositor and the Trustee have previously executed the Trust Agreement dated as of February 23, 1999 (the "Original Trust Agreement"); and

         WHEREAS, the Depositor and the Trustee now wish to amend and restate the Original Trust Agreement as provided herein;

         NOW, THEREFORE, the Depositor and the Trustee hereby agree as follows:

         1. The Trust created hereby shall be known as "SanDisk PEPS Trust", in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $1. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustee shall approve.

         3. The Depositor and the Trustee will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor and the Trustee hereby authorize and direct the Trustee (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, on behalf of the Trust, (a) a Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940 (the "1940 Act"), of the PEPS of the Trust and (b) any preliminary prospectus or prospectus or supplement thereto relating to the PEPS required to be filed under the 1933 Act or the 1940 Act; (ii) to file with any national securities exchange or automated quotation system and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the PEPS to be listed on such exchange or quotation


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system; and (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the PEPS under the securities or "Blue Sky" laws of such jurisdictions as the Trustee, on behalf of the Trust, may deem necessary or desirable.

         5. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

         6. This Trust Agreement may be executed in one or more counterparts.

         7. All laws or rules of construction of the State of Delaware, without regard to principles of conflict of laws, shall govern the rights of the parties hereto and the construction, validity and effect of the provisions hereof.

         8. The Trust will be a registered investment company under the 1940
Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.



                                          DEPOSITOR:

                                          Morgan Stanley & Co. Incorporated
                                          as Depositor


                                          -------------------------------------
                                          Name: John Marren
                                          Title: Managing Director



                                          TRUSTEE:


                                          By:
                                              ---------------------------------
                                              Donald J. Puglisi,
                                              as Trustee


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